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                         UNITED STATE BANKRUPTCY COURT
                           MIDDLE DISTRICT OF FLORIDA
                                 TAMPA DIVISION


In re:

                                              Chapter 11
FIRST AMERICAN CAPITAL TRUST,
                                              Case No. 99-15934-8C1
        Debtor.

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                    ORDER ON DEBTOR'S MOTION (1) TO APPROVE
                      DEBTOR'S RECEIPT OF FUNDS AND ASSETS
                     FROM FIRST CAPITAL RESOURCES.COM, INC.
                   AND ITS SUBSIDIARIES, (2) TO REDUCE DEBTS
                   OWED BY FIRST CAPITAL RESOURCES.COM, INC.
                    AND ITS SUBSIDIARIES AND (3) TO RECEIVE
             ADDITIONAL STOCK IN FIRST CAPITAL RESOURCES.COM, INC.


     THIS CAUSE came on for hearing on December 14, 2000 upon the Debtor's Motion (1) to Approve Debtor's Receipt of Funds and Assets From First Capital Resources.com, Inc. and its Subsidiaries, (2) to Reduce Debts Owed by First Capital Resources.com, Inc. and its Subsidiaries and (3) to Receive Additional Stock in First Capital Resources.com, Inc. (the "Motion"). At the conclusion of the hearing, the Court announced its decision, which was stated orally and recorded in open Court. In accordance with the Court's ruling, it is ORDERED:

     1.   The Motion is granted.
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     2.   The Debtor is authorized to consummate the transactions contemplated in the Motion and to receive the stock in Southeast Dealer Acceptance, Inc.; Affordable Dealer Services, Inc.; FC Holding Corp. and Carnet, Inc. from First Capital Resources.com, Inc., together with any excess cash in those entities.

     DONE AND ORDERED at Tampa, Florida, on January 2, 2001.
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                                        /s/ C. Timothy Corcoran, III
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                                        C. TIMOTHY CORCORAN, III
                                        United States Bankruptcy Judge





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